Exhibit 5.1

[VORYS LETTERHEAD]

March 21, 2011

Board of Directors

PVF Capital Corp.

30000 Aurora Road

Solon, Ohio 44139

Re:	Registration Statement on Form S-8 related to shares of common stock, $0.01 par value, to be issued pursuant to the PVF Capital Corp. 2010 Equity Incentive Plan.

Ladies and Gentlemen:

We have acted as counsel to PVF Capital Corp., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-8 filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), relating to the proposed issuance of up to 2,500,000 shares of common stock, $0.01 par value (the “Shares”), of the Company pursuant to the PVF Capital Corp. 2010 Equity Incentive Plan (the “Plan”).

In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (i) the Registration Statement; (ii) the Plan; (iii) the Company’s First Amended and Restated Articles of Incorporation (the “Articles”); (iv) the Company’s Second Amended and Restated Code of Regulations (the “Regulations”); and (v) all such corporate records of the Company, including, without limitation, resolutions adopted by the directors of the Company (or duly constituted committees thereof) and resolutions adopted by the stockholders of the Company, as we have deemed necessary or appropriate to enable us to render the opinion expressed herein. We have also examined and relied upon such certificates of public officials and officers of the Company as we have deemed necessary or appropriate to enable us to render the opinion expressed herein.

In our examination of the aforesaid records, documents and certificates, we have assumed, without independent verification or investigation, the authenticity of all records, documents and certificates submitted to us as originals, the correctness of the information contained in all records, documents and certificates examined by us, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents and certificates, the authority of all individuals entering and maintaining records, and the conformity to original records, documents or certificates of all items submitted to us as copies (whether certified, conformed, photostatic, facsimile or by other electronic means) and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, and, in the case of natural persons, the legal capacity, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In addition, we have assumed that the award agreement(s) that accompany each award under the Plan will be consistent with the terms of the Plan and will not expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder.

We have relied solely upon the examinations and inquiries recited herein and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

As used herein, the phrases “duly authorized” and “validly issued” mean that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate power and authority to take such action under Chapter 1701 of the Ohio Revised Code, the Articles and the Regulations.

Based upon and subject to the foregoing, as of the date hereof, we are of the opinion that the 2,500,000 Shares to be registered under the Securities Act pursuant to the Registration Statement for issuance and delivery under the Plan have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for, as appropriate, in the manner provided and for the consideration prescribed in the Plan and in any award agreements which may be entered into by participants in the Plan with the Company as contemplated by the Plan, and in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited solely to the laws of the State of Ohio as currently in effect. We express no opinion with respect to the effect of the laws of any other jurisdiction on the opinion expressed herein nor do we assume any obligation to advise you or any other person of any change in law or facts after the date hereof that may bear on the matters set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm wherever appearing in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP